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                               GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT dated June 8, 1998, by TOTAL CONTROL PRODUCTS INC., an Illinois corporation ("Guarantor"), is made and given to LUCAS AUTOMATION & CONTROL ENGINEERING INC., a Virginia corporation ("Lucas").

                                   RECITALS

     A. Guarantor is the owner of all the outstanding shares of VA ACQUISITION CORP., an Illinois corporation ("Subsidiary").

     B. Subsidiary and Lucas have entered into the Acquisition Agreement for the sale of assets dated June 8, 1998 (the "Agreement"). Section 3.2.6 of the Agreement provides that Guarantor will deliver this guaranty as a condition to the consummation of the transactions contemplated under the Agreement.

                                  AGREEMENTS

     1. In order to induce Lucas to consummate the Agreement and in consideration of the material benefits to be derived by Guarantor from the performance by Subsidiary under the Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees to Lucas the prompt and complete payment and performance when due or when required to be performed of the obligations and liabilities of Subsidiary arising under the Agreement and under the documents delivered by Subsidiary pursuant to the Agreement (all such liabilities and obligations being hereinafter collectively referred to as the "Liabilities") to the extent that Subsidiary would be liable for such amounts. Guarantor further agrees to pay any and all reasonable expenses which may be paid or incurred by Lucas in enforcing its rights with respect to the Liabilities and/or this Guaranty (including all reasonable legal fees and expenses), if the Guarantor is found to be liable for such Liabilities.

     2. Initially capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

     3. The obligations of Guarantor under this Guaranty shall remain in full force and effect until all the Liabilities have been indefeasibly paid and performed or until Subsidiary is no longer liable to Lucas under the Agreement and payment of the Liabilities is not subject to rescission or repayment under any bankruptcy, insolvency, reorganization, receivership, arrangement or similar proceeding affecting Subsidiary. This is a guaranty of payment and not of collection.

     4. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by Lucas upon this Guaranty or acceptance of this Guaranty and the Liabilities. Guarantor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon Subsidiary or Guarantor with respect to the Liabilities. This Guaranty shall remain in full force and effect

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and be binding in accordance with and to the extent of its terms upon the
Guarantor and its successors and assigns, and shall enure to the benefit of Lucas and its successors and assigns, until either (a) all the Liabilities shall have been indefeasibly satisfied by payment in full or the obligations of Guarantor under this Guaranty shall have been indefeasibly satisfied by payment in full, or (b) Subsidiary's obligations under the Agreement have expired or terminated, whichever first occurs.

     5. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any of the Liabilities is rescinded or must otherwise be restored or returned by Lucas upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Subsidiary or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Subsidiary or any substantial part of its property, or otherwise, all as though such payments had not been made.

     6. No failure to exercise and no delay in exercising, on the part of Lucas, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     7. No provision of this Guaranty shall be waived, amended or supplemented except by a written instrument executed by Guarantor and Lucas. This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty on the day and year first above written.

                              TOTAL CONTROL PRODUCTS INC.

                              By: /S/ NICHOLAS GIHL
                                  ----------------------------------
                                  NICHOLAS GIHL, President

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